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                                                                  Exhibit 23.2


                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 19, 1997 (except Note 12, as to which the date is July 15, 1997), with respect to the consolidated financial statements of AIH Inc. included in Amendment No. 1 to the Registration Statement (Form S-4) and related prospectus of Dyersburg Corporation for the registration of $125,000,000 9 3/4% Senior Subordinated Notes, Series B.



                                                     ERNST & YOUNG LLP

Columbus, GA
October 23, 1997